Exhibit 99.1

Franklin Credit Management Corporation
Franklin Credit Holding Corporation

Contact:  Paul Colasono, CFO
(201) 604-4402
pcolasono@franklincredit.com

For Immediate Release

FRANKLIN CREDIT HOLDING CORPORATION ELIMINATES PLEDGE OF STOCK IN SERVICING SUBSIDIARY AS COLLATERAL FOR LEGACY
INDEBTEDNESS

FRANKLIN CREDIT MANAGEMENT CORPORATION
WELL POSITIONED TO EXPAND ITS LOAN SERVICING BUSINESS

NEW YORK, September 30, 2010 – Franklin Credit Holding Corporation (“FCHC”) (OTC: Bulletin Board: FCMC.OB - News) and its mortgage servicing subsidiary, Franklin Credit Management Corporation (“FCMC”), a specialty consumer finance company primarily engaged in the servicing and resolution of performing, reperforming and nonperforming residential mortgage loans (including specialized loan recovery servicing) and in providing due diligence and other specialized residential mortgage services for third parties, entered into a series of transactions (collectively, the “Transaction”) with The Huntington National Bank (the “Bank”) and other parties on September 22, 2010. The Transaction will enable FCMC to operate its business free of pledges of its stock and significant restrictive covenants under the syndicated legacy credit agreement with the Bank (the “Legacy Credit Agreement”), which governs the substantial debt owed to the Bank by subsidiaries of its parent, FCHC.

As previously reported in a Form 8-K filed with the SEC on September 23, 2010, FCHC, FCMC, the Bank and certain third parties entered into the Transaction, which resulted in a release of the pledge of FCMC stock, a significant revision to the Legacy Credit Agreement and, subject to the final approval of the Bank, the consent to proceed with a restructuring or spin-off of the ownership of FCMC. Under the terms of the Transaction, the Bank sold all of the subordinate lien consumer loans (the “Loans”) owned by a trust of the Bank (Franklin Mortgage Asset Trust 2009-A, the “Trust”) to Bosco Credit II, LLC (“Bosco II”), an entity formed and owned solely by Thomas J. Axon (“TJA”), Chairman and President of FCHC and FCMC.

“This represents a very significant step towards a complete transformation of FCMC into a separate and independent entity by eliminating the pledge of our FCMC stock and contingent obligations to the Bank under the Legacy Credit Agreement,” stated Mr. Axon. “Most importantly, the Transaction enhances the ability of FCMC to develop new business with other institutions. Our hard work and continued focus on being the best collector of distressed loans for the Bank now has positioned us to grow FCMC’s recovery business with additional new customers.”

Under the terms and conditions of the Transaction:

•
The Bank agreed to release collateral under the Legacy Credit Agreement relating to FCMC, other than a second priority lien on cash collateral securing the credit facility of FCMC and FCHC with the Bank (the “Licensing Credit Agreement”);

Specifically, FCHC’s pledge of 70% of the outstanding shares of FCMC as security for the Legacy Credit Agreement was released by the Bank, in consideration of $4 million paid by FCMC to the Bank, and the Bank agreed to release its liens on an office condominium unit and a residential cooperative apartment unit owned by FCMC that were previously pledged to the Bank, in exchange for a $1 million note (guaranteed by TJA) from FCMC payable on or before November 22, 2010.

•	The limited recourse guarantee of FCMC under the Legacy Credit Agreement was released, cancelled and discharged by the Bank;

•
The Bank eliminated all cross-default provisions to the Licensing Credit Agreement and servicing agreement of FCMC with the Trust (for the remaining loans that continue to be held by the Trust) that could trigger a default resulting from a default under the Legacy Credit Agreement;

•
The Bank extended the $6.5 million letter of credit facility and $1.0 million revolving credit facility available under the Licensing Credit Agreement, which is collateralized by $7.5 million in cash held by FCMC, to September 30, 2011;

•	The Bank consented to the future transfer, sale, restructuring or spin-off of the ownership of FCMC, subject to a review and final approval of the Bank;

•
FCMC entered into a Deferred Payment Agreement (guaranteed and collateralized by TJA) to pay the Bank 10% of the cumulative proceeds, minus $4 million, from any transactions (including dividends or distributions) that monetize FCMC’s value or significant assets prior to March 20, 2019; and,

•
The Bank cancelled and terminated the obligation of FCMC to make payments aggregating $3 million to the Bank based upon FCMC’s earnings (before interest, taxes, depreciation and amortization) over a three-year period.

“We can now move forward with FCMC as a specialty servicer of distressed residential mortgage loans, with separately audited financial statements and free of the legacy portfolios of troubled loans and related debt to the Bank,” commented Paul Colasono, Chief Financial Officer of FCHC and FCMC. “This Transaction with the Bank, in combination with the steps we have previously taken to reorganize and restructure the Franklin companies, now positions FCMC to compete effectively for new servicing and recovery collections business opportunities.”

In consideration for TJA’s undertaking the obligations required of him under the Transaction agreements, and various guarantees and concessions previously provided by TJA for FCMC’s and FCHC’s benefit, FCHC transferred to TJA 10% of FCMC’s outstanding shares. When combined with FCMC shares already directly owned by TJA, the President and Chairman of FCHC and FCMC now directly owns 20% of FCMC, while the remaining 80% of FCMC is owned by FCHC and its public shareholders (including TJA as a principal shareholder of FCHC’s publicly owned shares).

On September 22, 2010, FCMC also entered into a servicing agreement with Bosco II for the servicing and collection of the loans purchased by Bosco II from the Trust. Under the terms of the servicing agreement with Bosco II, FCMC is entitled to per unit monthly service fees for loans less than 30 days delinquent, contingency fees for loans 30 or more days delinquent equal to a percentage of net amounts collected, and the reimbursement of certain third-party fees and expenses incurred by FCMC.

About Franklin Credit Holding Corporation

Franklin Credit Holding Corporation (together with its subsidiaries, the “Company”) is a specialty consumer finance company primarily engaged in the servicing and resolution of performing, reperforming and nonperforming residential mortgage loans, including specialized loan recovery servicing, and in the analysis, pricing, due diligence and acquisition of residential mortgage portfolios for third parties.  The portfolios serviced for other entities consist of both first- and second-lien loans secured by 1-4 family residential real estate that generally fall outside the underwriting standards of Fannie Mae and Freddie Mac and involve elevated credit risks as a result of the nature or absence of income documentation, limited credit histories, higher levels of consumer debt or past credit difficulties. The Company’s executive, administrative and operations offices are located in Jersey City, New Jersey. Additional information on the Company is available on the Internet at www.franklincredit.com.

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to a variety of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those projected or suggested in forward-looking statements made by the Company. These factors include, but are not limited to: (i) unanticipated changes in the U.S. economy, including changes in business conditions such as interest rates, changes in the level of growth in the finance and housing markets, such as slower or negative home price appreciation and economic downturns or other adverse events in certain states; (ii) the Company’s ability to continue as a going concern; (iii) the Company’s relations with the Company’s lenders and such lenders’ willingness to waive any defaults under the Company’s agreements with such lenders; (iv) the Company’s ability to obtain renewals of its loans or alternative refinancing opportunities; (v) increases in the delinquency rates of the Company’s borrowers, (vi) the availability of or ability to retain as clients third parties holding distressed mortgage debt for servicing by the Company on a fee-paying basis; (vii) changes in the statutes or regulations applicable to the Company’s business or in the interpretation and enforcement thereof by the relevant authorities; (viii) the status of the Company’s regulatory compliance; (ix) the risk that legal proceedings could be brought against the Company which could adversely affect its financial results; (x) the Company’s ability to adapt to and implement technological change; (xi) the Company’s ability to attract and retain qualified employees; and (xii) other risks detailed from time to time in the Company’s Securities and Exchange Commission (“SEC”) reports and filings. Additional factors that would cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, those factors discussed under the captions “Risk Factors”, “Interest Rate Risk” and “Real Estate Risk” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and Quarterly Reports on Form 10-Q, which the Company urges investors to consider. The Company undertakes no obligation to publicly release any revisions to such forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events, except as otherwise required by securities, and other applicable laws. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the results on any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.